Exhibit 10.8

SUBSCRIPTION AGREEMENT

Arcimoto, Inc.

2034 West 2nd Avenue

Eugene, Oregon 97402

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with Arcimoto, Inc., an Oregon corporation (the “Company”), as follows:

1. This Subscription Agreement, including the Terms and Conditions For Purchase of Shares attached hereto as Annex A (collectively, this “Agreement”) is made as of the date set forth below between the Company and the Investor.

2. The Company has authorized the sale and issuance to investors of up to an aggregate of 2,500,000 authorized and unissued shares (the “Shares”) of its common stock, no par value per share. Each Investor will receive Shares at an offering price equal to the higher of $3.00 or the closing price of our common stock on the NASDAQ Capital Market on November 16, 2018 (the “Purchase Price”). The Purchase Price as of the date of this Agreement is $3.00 per Share.

3. The offering and sale of the Shares (the “Offering”) are being made pursuant to (i) an effective Registration Statement on Form S-3, File No. 333-227683 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) (including the prospectus contained therein) and (2) a preliminary prospectus supplement dated as of November 16, 2018, and any other prospectus supplement we may file with the SEC, containing certain supplemental information regarding the Shares and terms of the Offering that has been or will be filed with the SEC and made available to the Investor.

4. The Company and the Investor agree that at the Closing (as defined in Section 3.1 of Annex A), the Investor will purchase from the Company and the Company will issue and sell to the Investor the Shares set forth below for the aggregate Purchase Price set forth below. The Shares shall be purchased pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex A and incorporated herein by this reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten by any placement agent and that there is no minimum offering amount.

5. The Shares purchased by the Investor will be registered directly on the Company’s records in book-entry form through the facilities of The Depository Trust Company’s Direct Registration System (DRS) in accordance with the instructions set forth on the signature page attached hereto.

NO LATER THAN 5:00 P.M. EST ON MONDAY, NOVEMBER 19, 2018, THE INVESTOR SHALL REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ACCOUNT:

[To be separately provided to the Investor]

IT IS THE INVESTOR’S RESPONSIBILITY TO MAKE THE NECESSARY WIRE TRANSFER IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE SHARES OR DOES NOT PROVIDE THE REQUIRED INFORMATION FOR DRS SETTLEMENT BY 5:00 P.M. EST ON MONDAY, NOVEMBER 19, 2018, THE SHARES MAY NOT BE DELIVERED TO THE INVESTOR WITHIN THREE TRADING DAYS OR THE INVESTOR MAY BE EXCLUDED FROM PARTICIPATING IN THE OFFERING ALTOGETHER.

6. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an Associated Person (as such term is defined under the FINRA’s NASD Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the SEC) of which the Investor is a part in connection with the Offering, acquired, or obtained the right to acquire, 20% or more of the Company’s common stock (or securities convertible into or exercisable for common stock) or the voting power of the Company on a post-transaction basis. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

7. The Investor represents that it has had access to (i) the prospectus, dated Ocotber 17, 2018, which is a part of the Company’s Registration Statement, and the documents incorporated by reference therein, (ii) the preliminary prospectus supplement dated November 16, 2018, and the documents incorporated by reference therein, and (iii) any additional prospectus supplement the Company has filed in connection with the Offering with the SEC (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement.

8. No offer by the Investor to buy Shares will be accepted and no part of the Purchase Price will be delivered to the Company until the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company sending (in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until this Agreement is accepted and countersigned by or on behalf of the Company.

Number of Shares: _____________________

Aggregate Purchase Price: $____________________

DRS ELECTRONIC BOOK ENTRY CONFIRMATION Delivery Instructions:

Name in which Shares should be issued: ______________________

Tax ID Number for the Investor, if applicable: ______________________

DRS Account Number for the Investor, if applicable: ______________________

Address for Shareholder Communications:

Street: _________________________________________

City/State/Zip: _________________________________

Attention: _____________________________________

Telephone No.: _____________________________

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: ●, 2018

INVESTOR

By:
Print Name:
Title:

Agreed and Accepted
this ● day of ●, 2018:

ARCIMOTO, INC.

By:
Title:

ANNEX A

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

1. Authorization and Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares.

2. Agreement to Sell and Purchase the Shares.

2.1 At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Shares set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Shares are attached as Annex A (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

2.2 The Company proposes to enter into substantially this same form of Subscription Agreement with other investors (the “Other Investors”) and expects to complete sales of Shares to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”

3. Closings and Delivery of the Shares and Funds.

3.1 Closing. The completion of the purchase and sale of the Shares by the Investor (the “Closing”) shall occur within three trading days after the Company has received full payment for the aggregate purchase price of the Shares to be purchased by the Investor, at a place and time to be specified by the Company. At the Closing, the Company shall cause Computershare Trust Company, N.A., the Company’s “Transfer Agent”, to register directly on the Company’s records in book-entry form through the facilities of The Depository Trust Company’s Direct Registration System (DRS) the number of Shares purchased by the Investor as set forth on the Signature Page.

3.2 Conditions to the Obligations of the Parties.

(a) Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Shares to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Shares being purchased hereunder as set forth on the Signature Page by 5:00 p.m. EST on Monday, November 19, 2018, and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to Closing.

(b) Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Shares will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to Closing.

3.3 Delivery of Funds. The Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Shares being purchased by the Investor by 5:00 p.m. EST on Monday, November 19, 2018 to the following account designated by the Company:

[To be separately provided to the Investor]

3.4 Delivery of Shares. No later than three trading days after the execution of this Agreement by the Investor and the Company, the Shares will be registered directly on the Company’s records in book-entry form through DRS in accordance with the instructions set forth on the signature page attached hereto.

4. Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants to, and agrees with, the Company that:

4.1 The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and (b) in connection with its decision to purchase the Shares set forth on the Signature Page, has received and is relying only upon the Disclosure Package and the documents incorporated by reference therein.

4.2 (a) No action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Company has not authorized anyone to make and has not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Shares, except as set forth or incorporated by reference in the base prospectus, the prospectus supplement or any free writing prospectus.

4.3 If the Investor is an officer or director of the Company, or more than 10% shareholder in the Company, the Investor acknowledges and agrees that the Shares delivered may be deemed to be “control securities” under Rule 144 promulgated under the Securities Act and, accordingly, the resale of the Shares may be restricted under Rule 144 and the Shares may be subject to a restrictive legend under the Securities Act. Such Investor shall comply with any insider trading policy adopted by the Company from time to time covering transactions in the Company’s securities by employees, officers or directors of the Company. The Investor agrees not to sell or otherwise dispose of the Shares in any manner which would constitute a violation of any applicable federal or state securities laws.

4.4 (a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

Annex - 2

4.5 The Investor understands that nothing in this Agreement or the Disclosure Package, or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

5. Representations, Warranties and Covenants of the Company.

The Company acknowledges, represents and warrants to, and agrees with, the Investors that:

5.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon and has full corporate power and authority to own and use its properties and its assets and conduct its business as currently conducted. The Company is not in violation of any of the provisions of its Second Amended and Restated Articles of Incorporation, as may be amended from time to time (the “Restated Articles”), or its Amended and Restated By-laws (the “Bylaws”) or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not result in a direct and/or indirect (i) material adverse effect on the legality, validity or enforceability of any of the Shares and/or this Agreement, (ii) material adverse effect on the results of operations, assets, business or condition (financial and other) of the Company, or (iii) material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”).

5.2 The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and published rules and regulations thereunder adopted by the SEC, a “shelf” registration statement on Form S-3 (File No. 333-227683), which became effective on October 17, 2018, including a base prospectus relating to the securities registered pursuant to such registration statement, and such amendments and supplements thereto as may have been required to the date of this Agreement, including but not limited to, the preliminary prospectus supplement dated November 16, 2018.

5.3 All of the issued and outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable. All of such outstanding capital stock has been issued in compliance with applicable federal and state securities laws. The issuance and sale of the Shares as contemplated hereby will not obligate the Company to issue shares of common stock or other securities to any other person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

Annex - 3

5.4 The Company has all corporate right, power and authority to enter into, execute and deliver this Agreement and each other agreement, document, instrument and certificate to be executed by the Company in connection with the consummation of the transactions contemplated hereby and to perform fully its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation). The Shares are duly authorized and, when issued and paid for in accordance with the applicable transaction documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all encumbrances.

5.5 The execution and delivery by the Company of this Agreement and the issuance and sale of the Shares do not and will not (i) result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect, (ii) conflict with or violate any provision of the Company’s Restated Articles or the Company’s Bylaws, and (iii) conflict with, or result in a material breach or violation of, any of the terms or provisions of, or constitute (with or without due notice or lapse of time or both) a default or give to others any rights of termination, amendment, acceleration or cancellation (with or without due notice, lapse of time or both) under any agreement, credit facility, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party, nor result in the creation or imposition of any encumbrances upon any of the properties or assets of the Company, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

5.6 No approval by the holders of the Company’s common stock or other equity securities of the Company is required to be obtained by the Company in connection with the authorization, execution, delivery and performance of this Agreement or in connection with the authorization, issue and sale of the Shares.

5.7 No consent, approval, authorization or other order of any governmental authority or any other third party is required to be obtained by the Company in connection with the authorization, execution, delivery and performance of this Agreement or in connection with the authorization, issue and sale of the Shares, except for such post-sale filings as may be required to be made with the NASDAQ Capital Market, the SEC and with any state securities regulatory authority, all of which shall be made when required.

6. Survival of Representations, Warranties and Agreements; Third Party Beneficiary.

Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor.

Annex - 4

7. Notices. All notices or other communications hereunder will be either (i) given in writing and delivered in person, (ii) sent by facsimile, (iii) sent by electronic mail, (iv) sent by overnight courier or (v) sent by registered or certified mail, postage prepaid, return receipt requested, to the parties at the following address:

(a)	if to the Company, to: Arcimoto, Inc.

2034 West 2nd Avenue

Eugene, Oregon 97402

Attention: Karen Bacon, Controller

Email: investor@arcimoto.com

with a copy (which shall not constitute notice) to:

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, NC 27607

Attention: W. David Mannheim

Fax: (919) 781-4865

Email: wmannheim@wyrick.com

(b) if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

Notice shall be deemed given on (a) the date such notice is personally delivered, (b) three (3) days after the mailing if sent by certified or registered mail, (c) one (1) business day after the date of delivery to the overnight courier if sent by overnight courier, or (d) the date such notice is transmitted by facsimile or electronic mail, if such transmission is prior to 5:00 p.m. Pacific Time on a business day, or the next succeeding business day if such transmission is later.

8. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

9. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

10. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

11. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Oregon, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

12. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor.

13. Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s signed counterpart to this Agreement, shall constitute written confirmation of the Company’s sale of the Shares to such Investor.

Annex - 5